UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2015

ARC LOGISTICS PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36168	36-4767846
(Commission File Number)	(IRS Employer Identification No.)

725 Fifth Avenue, 19th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 993-1290

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Storage and Throughput Agreement with Center Oil

On December 30, 2015, Arc Terminals Holdings LLC (“Arc Terminals”), a wholly owned subsidiary of Arc Logistics Partners LP (the “Partnership”), and G.P. & W., Inc., d/b/a/ Center Oil Company (“Center Oil” and, together with Arc Terminals, the “Parties”), entered into the Amendment to Extend Second Renewal Term (the “Amendment”), which amends that certain Storage and Throughput Agreement by and between Arc Terminals and Center Oil, dated as of July 1, 2007, as amended (the “Throughput Agreement”). Center Oil has a significant interest in the Partnership through its ownership of 211,685 common units and 876,391 subordinated units, representing a 5.7% limited partner interest in the Partnership, and Center Oil accounted for 8.9% of the Partnership’s revenue for the nine months ended September 30, 2015.

The Amendment principally extends the current term of the Throughput Agreement, which was scheduled to expire on June 30, 2017, to June 30, 2020 and provides that the term will be further extended to June 30, 2023 unless either Party has given notice of termination to the other Party in writing by December 31, 2018. The Amendment also sets Center Oil’s minimum throughput commitments for the extended term.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment to Extend Second Renewal Term by and between Arc Terminals Holdings LLC (as successor by assignment to Arc Terminals LP) and G.P. & W., Inc., d/b/a Center Oil Company and d/b/a Center Marketing Company, dated as of December 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC LOGISTICS PARTNERS LP

	By:	ARC LOGISTICS GP LLC, its General Partner

Date: January 6, 2016	By:	/s/ Bradley K. Oswald
	Name:	Bradley K. Oswald
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

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